UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 23, 2019

PACIFIC CITY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	001-38621 (Commission File Number)	20-8856755 (I.R.S. Employer Identification No.)

3701 Wilshire Boulevard, Suite 900 Los Angeles, California (Address of principal offices)		90010 (Zip Code)
Registrant’s telephone number, including area code: (213) 210-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03 Amendments to Articles of Incorporation or Bylaw; Change in Fiscal Year
On March 28, 2019, the Board of Directors of Pacific City Financial Corporation (the “Company”) approved an amendment to Article II, Section 2.8 of the Bylaws of the Company, as previously amended, to eliminate cumulative voting in the election of Directors (the “Amendment”), to be effective upon approval by the Company shareholders,. The Amendment was approved by a majority vote of the outstanding shares of the Company’s common stock at the annual meeting of shareholders held on May 23, 2019.
The foregoing description of the amendment to the Bylaws, as amended, does not purport to be complete and is qualified in its entirety by reference to the text of the Certificate of Amendment of Bylaws of Pacific City Financial Corporation, dated May 30, 2019, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

3.1	Certificate of Amendment of Bylaws of Pacific City Financial Corporation, dated May 30, 2019

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment of Bylaws of Pacific City Financial Corporation, dated May 30, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific City Financial Corporation

Date: May 30, 2019	/s/ Timothy Chang
Timothy Chang
Executive Vice President and Chief Financial Officer

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